Exhibit 99.1

News Release

JLL and HFF Announce the Anticipated Closing Date of HFF Acquisition

CHICAGO and DALLAS, June 28, 2019 – Jones Lang LaSalle Incorporated (NYSE: JLL) and HFF, Inc. (NYSE: HF) announced today that the parties have received the requisite regulatory approvals and that JLL’s acquisition of HFF is expected to close on Monday, July 1, 2019, after the close of regular trading hours on the New York Stock Exchange, pending approval by HFF stockholders at the HFF annual stockholders meeting earlier in the day on July 1, and subject to the satisfaction or waiver of other customary closing conditions.

As previously announced on March 19, 2019, JLL and HFF entered into a definitive agreement under which JLL will acquire all the outstanding shares of HFF in a cash and stock transaction.

About JLL

JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. Our vision is to reimagine the world of real estate, creating rewarding opportunities and amazing spaces where people can achieve their ambitions. In doing so, we will build a better tomorrow for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $16.3 billion, operations in over 80 countries and a global workforce of over 91,000 as of March 31, 2019. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com

About HFF

Through its subsidiaries, Holliday Fenoglio Fowler, L.P., HFF Real Estate Limited, HFF Securities L.P. and HFF Securities Limited, HFF operates out of 26 offices and is one of the leading and largest full-service commercial real estate financial intermediaries, providing commercial real estate and capital markets services to both the consumers and providers of capital in the commercial real estate sector. HFF offers clients a fully-integrated capital markets platform including debt placement, investment advisory, equity placement, funds marketing, M&A and corporate advisory, loan sales and commercial loan servicing.

Forward-Looking Statements

This communication may contain certain statements that predict or forecast future events or results, or intentions, beliefs and expectations or predictions for the future of JLL (the “Company”) and HFF (“HFF”), which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the anticipated effects of the proposed transaction, expectations with respect to synergies, the proposed transaction’s anticipated benefits to stockholders, the anticipated timing of the closing of the proposed transaction and plans with respect to the leadership of the combined company following the closing of the proposed transaction. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “projects” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “would,” “could,” “may” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact or guarantees or assurances of future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, the following risks, uncertainties or assumptions: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of HFF stockholder and regulatory approvals on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all); potential difficulties in the Company’s and HFF’s ability to retain employees as a result of the announcement and pendency of the proposed transaction; the Company’s ability to obtain and maintain an investment grade credit rating and obtain financing on the anticipated terms and schedule; risks relating to the value of the Company’s shares to be issued in the proposed transaction; disruptions of the Company’s and HFF’s current plans, operations and relationships with customers caused by the announcement and pendency of the proposed transaction; the outcome of legal proceedings related to the proposed transaction; and other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2019, HFF’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019 (as amended on Form 10-K/A filed with the SEC on April 30, 2019), and other filings, including quarterly reports, made by the Company and HFF from time to time with the SEC. The factors described in such SEC filings include, without limitation: the effect of political, economic and market conditions and geopolitical events; the logistical and other challenges inherent in operating in numerous different countries; the actions and initiatives of current and potential competitors; the level and volatility of real estate prices, interest rates, currency values and other market indices; the outcome of pending litigation; and the impact of current, pending and future legislation and regulation.

Neither the Company nor HFF undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information Regarding the Proposed Transaction and Where to Find It

The proposed transaction involving the Company and HFF is being submitted to the stockholders of HFF for their consideration. In connection with the proposed transaction, the Company has prepared a registration statement on Form S-4 that includes a proxy statement/prospectus for HFF’s stockholders filed with the SEC, and HFF has mailed the proxy statement/prospectus to its stockholders and both the Company and HFF have filed other documents regarding the proposed transaction with the SEC that are available for review. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, AS APPLICABLE, INVESTORS AND SECURITY HOLDERS OF JLL AND/OR HFF ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT / PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and securityholders may obtain free copies of the definitive proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of JLL and HFF through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by JLL are available free of charge under the “Investor relations” section of JLL’s website located at http://www.jll.com or by contacting JLL’s Investor Relations Department at (312) 252-8943 or JLLInvestorRelations@jll.com. Copies of the documents filed with the SEC by HFF are available free of charge under the “Investor Relations” section of HFF’s website located at http://www.hfflp.com or by contacting HFF’s Investor Relations Department at (718) 852-3500 or InvestorRelations@hfflp.com.

Participants in the Solicitation

JLL and HFF and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of HFF is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on May 31, 2019, and its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019 (as amended on Form 10-K/A filed with the SEC on April 30, 2019), and other filings, including quarterly reports, each of which can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of JLL is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019, and its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 26, 2019, and other filings, including quarterly reports, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC.

Contacts

Investors:

JLL Investor Relations

Phone: 312 252 8943

JLLInvestorRelations@am.jll.com

Myra F. Moren

HFF Managing Director, Investor Relations

(713) 852-3500

MMoren@hfflp.com

Media:

Gayle Kantro

JLL Senior Director, Global Communications

(312) 228-2795

Gayle.Kantro@am.jll.com

Azar Boehm

JLL Senior Manager, Investor Services Public Relations

(212) 292-7587

Azar.Boehm@am.jll.com